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                                                                    EXHIBIT 3.33




                              STATE OF MISSISSIPPI





                               SECRETARY OF STATE
                                  DICK MOLPUS


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                   Mississippi Corporation Information System

     Corporation Name
     BILOXI CASINO CORP.

     Corp ID:  0586827

     Filed:  08/27/1992 at 8:00 A.M.




                                    Dick Molpus
                                    Secretary of State




     Filing Fee Receipt:  $50.00


                               Secretary of State
                                  P.O. Box 136
                               Jackson, MS  39205
                                 (601) 359-1333
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            401 MISSISSIPPI STREET. P.O. BOX 136. JACKSON, MS 39205
                           TELEPHONE (601) 359-1350
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                           ARTICLES OF INCORPORATION
                            (Attach conformed copy)

                            X    PROFIT  ___ NONPROFIT
                          -----
                             (MARK APPROPRIATE BOX)

     The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.  The name of the corporation is:
     Biloxi Casino Corp.
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     ---------------------------------------------------------------------------
2.  Domicile address is:    1900 - 24/th/ Avenue
                         -------------------------------------------------------
                                     STREET
                            Gulfport, Mississippi  39501
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                                 CITY/STATE/ZIP
3.  FOR NON-PROFITS ONLY:  99                   years or
                         -----------------------        ------------------------
4.  (a) The number (and classes, if any) of shares the corporation is authorized is issue is (are) as follows: (THIS IS FOR PROFIT ONLY):
          Classes(es)                  No. of Shares Authorized
          -----------                  ------------------------
            Common                              10,000
    ------------------------        --------------------------------
        (one class only)
    ------------------------        --------------------------------

    ------------------------        --------------------------------

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

5.  The street address of its initial registered office is:
                         1900 - 24/th/ Avenue
    ----------------------------------------------------------------------------
                                     STREET
                         Gulfport,  Mississippi  39501
    ----------------------------------------------------------------------------
                                 CITY/STATE/ZIP
    and the name of its initial registered agent at such address is:
                         Virgil G. Gillespie
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6.  The name and complete address of each incorporator is as follows (PLEASE
    TYPE OR PRINT):
                         Virgil G. Gillespie
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                         1900 - 24/th/ Avenue, Gulfport,  Mississippi  39501
    ----------------------------------------------------------------------------
                         NAME/STREET ADDRESS/CITY/STATE/ZIP

7.  Other provisions:  Shareholders have preemptive right to acquire a
                      ----------------------------------------------------------
    proportionate share of any additional stock issued or sale of treasury
    ----------------------------------------------------------------------------
    stock, based upon the pro rata share of stock of any given stockholder, as
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    his shares bear to the total amount of stock issued.
    ----------------------------------------------------------------------------
                                              /s/ Virgil G. Gillespie
                                              ----------------------------------
                                              Virgil G. Gillespie
                                              ----------------------------------
                                                 INCORPORATORS (SIGNATURES)

                                      -2-
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                                 March 13, 1992

Secretary Of State
P.O. Box 136
Jackson, Mississippi 39205

                    RE:  ARTICLES OF INCORPORATION
                         BILOXI CASINO CORP.

Dear Sir:

     I enclose herewith duplicate originals of Articles of Incorporation for Biloxi Casino Corp., which I would thank you to file and return to me. Also enclosed is my check for $50.00 as a filing fee.

Yours very truly,


/s/ Virgil G. Gillespie
Virgil G Gillespie


VGG/jpc

Enclosures

                                      -3-